Exhibit 4.3

RECORDATION REQUESTED BY:

Freedom First Federal Credit Union, Commercial Lending - Downtown Roanoke, 207 Bullitt Ave, SE, Roanoke, VA 24013

WHEN RECORDED MAIL TO:

Freedom First Federal Credit Union, Commercial Lending - Downtown Roanoke, 207 Bullitt Ave, SE, Roanoke, VA 24013

Tax Map Reference No(s): 037.07-01-15.01-0000, 037.07-01-15.00-0000, 037.07-01-05.02-0000

________________________________________________________________

NOTE: THIS DEED OF TRUST IS A REFINANCE OF AN EXISTING DEED OF TRUST OF RECORD AS INSTRUMENT NO. 200807565, CORRECTED AND RE-RECORDED AS INSTRUMENT NO. 200807923, AS LATER MODIFIED. PURSUANT TO SECTION 58.1-803(E) OF THE CODE OF VIRGINIA OF 1950, AS AMENDED, THIS DEED OF TRUST IS TO BE TAXED BASED ON THE REFINANCE TAX RATE.

DEED OF TRUST

THIS IS A CREDIT LINE DEED OF TRUST

Maximum aggregate amount of principal

to be secured hereby at any one time: $2,650,000.00

Name and address of Noteholder secured hereby:

Freedom First Federal Credit Union

207 Bullitt Ave, SE

Roanoke, VA 24013

THIS DEED OF TRUST is dated April 30, 2026, among Optical Cable Corporation, whose address is 5290 N. Concourse Dr., Roanoke, VA 24019 ("Grantor"); Freedom First Federal Credit Union, whose address is Commercial Lending - Downtown Roanoke, 207 Bullitt Ave, SE, Roanoke, VA 24013 (referred to below sometimes as "Lender" and sometimes as "Beneficiary"); and LINDA JOHNSON

, a resident of Virginia, whose address is 207 Bullitt Ave, SE, Roanoke, VA 24013 and CHASE CLARK
, a resident of Virginia, whose address is 207 Bullitt Ave, SE, Roanoke, VA 24013 ("Grantee," also referred to below as "Trustee"), either of whom may act.

CONVEYANCE AND GRANT. For valuable consideration, Grantor conveys, transfers, encumbers and pledges and assigns to Trustee for the benefit of Lender as Beneficiary, all of Grantor's present and future right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; and all rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the "Real Property") located in County of Roanoke, Commonwealth of Virginia:

See Exhibit "A", which is attached to this Deed of Trust and made a part of this Deed of Trust as if fully set forth herein.

The Real Property or its address is commonly known as 5290 N. Concourse Dr., Roanoke, VA 24019. The Real Property Tax Map Reference No(s) is/are 037.07-01-15.01-0000, 037.07-01-15.00-0000, 037.07-01-05.02-0000.

CROSS-COLLATERALIZATION. In addition to the Note, this Deed of Trust secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

FUTURE ADVANCES. In addition to the Note, this Deed of Trust secures all future advances made by Lender to Grantor whether or not the advances are made pursuant to a commitment. Specifically, without limitation, this Deed of Trust secures, in addition to the amounts specified in the Note, all future amounts Lender in its discretion may loan to Grantor, together with all interest thereon.

Grantor presently, absolutely, and irrevocably assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Grantor's right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Grantor grants to Lender a Uniform Commercial Code security interest in the Rents.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST, AS AMENDED, MODIFIED, SUPPLEMENTED, OR RESTATED. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Grantor shall pay to Lender all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Grantor's obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor agrees that Grantor's possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Grantor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) acting as Lender's agent, collect the Rents from the Property.

Duty to Maintain. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental Laws. Grantor represents and warrants to Lender that: (1) During the period of Grantor's ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor's ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Deed of Trust, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

Without otherwise limiting Grantor's covenants as provided herein, Grantor shall not without Lender's prior written consent, remove or permit the removal of sand, gravel or topsoil, or engage in borrow pit operations, or use or permit the use of the Property as a land fill or dump, or store, burn or bury or permit the storage, burning or burying of any material or product which may result in contamination of the Property or the groundwater or which may require the issuance of a permit by the Environmental Protection Agency or any state or local government agency governing the issuance of hazardous or toxic waste permits, or (a) request or permit a change in zoning or land use classification, or (b) cut or remove or suffer the cutting or removal of any trees or timber from the Property for the purpose of sale.

At its sole cost and expense, Grantor shall comply with and shall cause all occupants of the Property to comply with all Environmental Laws with respect to the disposal of industrial refuse or waste, and/or the discharge, processing, manufacture, generation, treatment, removal, transportation, storage and handling of Hazardous Substances, and pay immediately when due the cost of removal of any such wastes or substances from, and keep the Property free of any lien imposed pursuant to such laws, rules, regulations and orders.

Grantor shall not install or permit to be installed in or on the Property, friable asbestos or any substance containing asbestos and deemed hazardous by federal, state or local laws, rules, regulations or orders respecting such material. Grantor shall further not install or permit the installation of any machinery, equipment or fixtures containing polychlorinated biphenyls (PCBs) on or in the Property. With respect to any such material or materials currently present in or on the Property, Grantor shall promptly comply with all applicable Environmental Laws regarding the safe removal thereof, at Grantor's expense.

Grantor shall indemnify and defend Lender and hold Lender harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Lender may incur as a result of or in connection with the assertion against Lender of any claim relating to the presence or removal of any Hazardous Substance, or compliance with any Environmental Law. No notice from any governmental body has ever been served upon Grantor or, to Grantor's knowledge after due inquiry, upon any prior owner of the Property, claiming a violation of or under any Environmental Law or concerning the environmental state, condition or quality of the Property, or the use thereof, or requiring or calling attention to the need for any work, repairs, construction, removal, cleanup, alterations, demolition, renovation or installation on, or in connection with, the Property in order to comply with any Environmental Law; and upon receipt of any such notice, Grantor shall take any and all steps, and shall perform any and all actions necessary or appropriate to comply with the same, at Grantor's expense. In the event Grantor fails to do so, Lender may declare this Deed of Trust to be in default.

Nuisance, Waste. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber for the purpose of sale, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender's prior written consent.

Removal of Improvements. Grantor shall not demolish or remove any Improvements from the Real Property without Lender's prior written consent. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender's Right to Enter. Lender and Lender's agents and representatives may enter upon the Real Property at all reasonable times, with at least twenty-four (24) hours written notice to Borrower, to attend to Lender's interests and to inspect the Real Property for purposes of Grantor's compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Grantor shall promptly comply, in all material respects, with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, Grantor (1) has reasonably notified Lender in writing prior to doing so, and so long as (2) such contest does not result in a material risk of forfeiture, loss, or impairment of the Collateral or the creation of any lien having priority over the Lender’s lien on such Collateral, and (3) Borrower diligently prosecutes such contest.

Duty to Protect. Grantor agrees neither to abandon or leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at Lender's option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any restructuring of the legal entity (whether by merger, division or otherwise) or any event or series of events that results in a Change of Control. For purposes of this Deed of Trust, a "Change of Control" means the occurrence of any of the following events: (1) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the beneficial owner, directly or indirectly, of securities of the Borrower representing more than fifty percent (50%) of the ordinary voting power of the Borrower’s then outstanding voting securities for the election of Borrower’s directors; or (2) during any period of twenty-four (24) consecutive months, 66 2/3% of the members of the board of directors of Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least 66 2/3% of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clause (i) and (ii) above constituting at the time of such election or nomination at least 66 2/3% of that board. For the avoidance of doubt, the mere transfer or trading of shares on a national securities exchange that does not result in a person or group acquiring beneficial ownership of more than fifty percent (50%) of the voting power of the Borrower shall not constitute a Change of Control.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust:

Payment. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Contest. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $100,000. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

Maintenance of Insurance. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Trustee and Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may require. Policies shall be written in form, amounts, coverages and basis acceptable to Lender and issued by a company or companies acceptable to Lender. All policies shall provide that the policies shall not be invalidated by any waiver of the right of subrogation by any insured and shall provide that the carrier shall have no right to be subrogated to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Administrator of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain flood insurance, if available, within 45 days after notice is given by Lender that the Property is located in a special flood hazard area, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan. Flood insurance may be purchased under the National Flood Insurance Program, from private insurers providing "private flood insurance" as defined by applicable federal flood insurance statutes and regulations, or from another flood insurance provider that is both acceptable to Lender in its sole discretion and permitted by applicable federal flood insurance statutes and regulations.

Application of Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $100,000. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender's security is impaired, Lender may, at Lender's election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor's interests may appear.

Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee's sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

Grantor's Report on Insurance. Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Property or if Grantor fails to comply with any provision of this Deed of Trust or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Deed of Trust or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Deed of Trust also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of any Event of Default.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Grantor warrants generally that: (a) Grantor holds good and marketable title to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

Defense of Title. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor's title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor's expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws. Grantor warrants that the Property and Grantor's use of the Property materially complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

CONDEMNATION. The following provisions relating to condemnation proceedings are a part of this Deed of Trust:

Notice of Proceedings. Grantor shall immediately notify Lender in writing should all or any part of the Property become subject to any condemnation or expropriation proceedings or other similar proceedings, including without limitation, any condemnation, confiscation, eminent domain, inverse condemnation or temporary requisition or taking of the mortgaged Property, or any part or parts of the Property. Grantor further agrees to promptly take such steps as may be necessary and proper within Lender's sole judgment and at Grantor's expense, to defend any such condemnation or expropriation proceedings and obtain the proceeds derived from such proceedings. Grantor shall not agree to any settlement or compromise or any condemnation or expropriation claim without Lender's prior written consent.

Lender's Participation. Lender may, at Lender's sole option, elect to participate in any such condemnation or expropriation proceedings and be represented by counsel of Lender's choice. Grantor agrees to provide Lender with such documentation as Lender may request to permit Lender to so participate and to reimburse Lender for Lender's costs associated with Lender's participation, including Lender's reasonable attorneys' fees.

Conduct of Proceedings. If Grantor fails to defend any such condemnation or expropriation proceedings to Lender's satisfaction, Lender may undertake the defense of such a proceeding for and on behalf of Grantor. To this end, Grantor irrevocably appoints Lender as Grantor's agent and attorney-in-fact, such agency being coupled with an interest, to bring, defend, adjudicate, settle, or otherwise compromise such condemnation or expropriation claims; it being understood, however, that, unless one or more Events of Default (other than the condemnation or expropriation of the Property) then exists under this Deed of Trust, Lender will not agree to any final settlement or compromise of any such condemnation or expropriation claim without Grantor's prior approval, which approval shall not be unreasonably withheld.

Application of Net Proceeds. Lender shall have the right to receive all proceeds derived or to be derived from the condemnation, expropriation, confiscation, eminent domain, inverse condemnation, or any permanent or temporary requisition or taking of the Property, or any part or parts of the Property ("condemnation proceeds"). In the event that Grantor should receive any such condemnation proceeds, Grantor agrees to immediately turn over and to pay such proceeds to Lender. All condemnation proceeds, which are received by, or which are payable to either Grantor or Lender, shall be applied, at Lender's sole option and discretion, and in such manner as Lender may determine (after payment of all reasonable costs, expenses and attorneys' fees necessarily paid or incurred by Grantor and/or Lender), for the purpose of: (a) replacing or restoring the condemned, expropriated, confiscated, or taken Property; or (b) reducing the then outstanding balance of the Indebtedness, together with interest thereon, with such payments being applied in the manner provided in this Deed of Trust. Lender's receipt of such condemnation proceeds and the application of such proceeds as provided in this Deed of Trust shall not affect the lien of this Deed of Trust.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

Current Taxes, Fees and Charges. Upon request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender's lien on the Real Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

Taxes. The following shall constitute taxes to which this section applies: (1) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (2) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (3) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender's security interest in the Rents. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest.

Addresses. The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor's obligations under the Note, this Deed of Trust, and the Related Documents, and (2) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Grantor pays all the Indebtedness, including without limitation all future advances, when due, and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, Lender shall execute and deliver to Trustee a request for full reconveyance and shall execute and deliver to Grantor suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents. Any reconveyance fee required by law shall be paid by Grantor, if permitted by applicable law.

EVENTS OF DEFAULT. Each of the following, at Lender's option, shall constitute an Event of Default under this Deed of Trust:

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Deed of Trust or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Compliance Default. Failure to comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents.

Default on Other Payments. Failure of Grantor within the time required by this Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

Default in Favor of Third Parties. Should Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor's property or Grantor's ability to repay the Indebtedness or Grantor's ability to perform Grantor's obligations under this Deed of Trust or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor, or on Grantor's behalf, under this Deed of Trust or the Related Documents in connection with the obtaining of the Indebtedness evidenced by the Note or any security document directly or indirectly securing repayment of the Note is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any property securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Change in Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Related Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust, or security agreement covering all or any portion of the Property.

Judgment. Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than one hundred thousand dollars ($100,000.00) against Grantor and the failure by Grantor to discharge the same, or cause it to be discharged, or bonded off to Lender's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

Breach of Other Agreement. Any breach by Grantor under the terms of any other agreement between Grantor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Grantor to Lender, whether existing now or later.

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Right to Cure. If any default, other than a default in payment, is curable and if Grantor has not been given a notice of a breach of the same provision of this Deed of Trust within the preceding twelve (12) months, it may be cured if Grantor, after Lender sends written notice to Grantor demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Deed of Trust, at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:

Election of Remedies. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

Accelerate Indebtedness. After written notice to Grantor, Lender shall have the right, at its option, to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Grantor would be required to pay. This right is in addition to all other rights given to holders of promissory notes under Title 55.1 of the Code of Virginia, as amended.

Foreclosure. With respect to all or any part of the Real Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law. In any foreclosure by notice and sale, the advertisement of sale by the Trustee shall be published once a week for two successive weeks in a newspaper having general circulation in a city or county where the Real Property, or any part of it, is located. Grantor expressly waives and releases any requirement or obligation that Lender or Trustee present evidence or otherwise proceed before any court or other judicial or quasi-judicial body as a precondition to or otherwise incident to the exercise of the powers of sale authorized by this Deed of Trust. The proceeds of sale shall be applied by Trustee as follows: (a) first, to pay all proper advertising expenses, auctioneer's allowance, the expenses, if any, required to correct any irregularity in the title, premium for Trustee's bond, auditor's fee, attorneys' fees, and all other expenses of sale incurred in or about the protection and execution of this Deed of Trust, and all moneys advanced for taxes, assessments, insurance, and with interest thereon at the rate provided in the Note, and all taxes and assessments due upon the Property at time of sale, and to retain as compensation a reasonable Trustee's commission; (b) second, to pay the whole amount then remaining unpaid on the Indebtedness; (c) third, to pay liens of record against the Property according to their priority of lien and to the extent that funds remaining in Trustee's hands are available; and (d) last, to pay the remainder of the proceeds, if any, to Grantor, Grantor's heirs, personal representatives, successors or assigns upon the delivery and surrender to the purchaser of possession of the Property, less costs and expenses of obtaining possession.

Collect Rents. Lender shall have the right, without notice to Grantor to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. If permitted by law, employment by Lender shall not disqualify a person from serving as receiver.

Tenancy at Sufferance. If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (1) pay a reasonable rental for the use of the Property, or (2) vacate the Property immediately upon the demand of Lender.

Other Remedies. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or available at law or in equity.

Sale of the Property. To the extent permitted by applicable law, Grantor hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

Rights of Trustee. Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee (and each of them if more than one) shall have the power to take the following actions with respect to the Property upon the written request of Lender and Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.

Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Successor Trustee. Lender, at Lender's option, at any time hereafter and without prior notice and without specifying any reason, may from time to time appoint a successor Trustee to any Trustee appointed under this Deed of Trust by an instrument executed and acknowledged by Lender and recorded in the office in the jurisdiction where this Deed of Trust has been recorded. The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Grantor, the book and page where this Deed of Trust is recorded, and the name of the successor trustee and the county, city or town in which he or she resides, and the instrument shall be executed and acknowledged by Lender or its successors in interest. The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law. This procedure for substitution of Trustee shall govern to the exclusion of all other provisions for substitution.

Power to Act Separately. If more than one Trustee is named in this Deed of Trust, any Trustee may act alone, without the joinder of any other Trustee, to exercise any or all the powers given to the Trustees collectively in this Deed of Trust or by applicable law.

NOTICES. Any notice required to be given under this Deed of Trust, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, if hand delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Governing Law. This Deed of Trust will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Virginia without regard to its conflicts of law provisions. This Deed of Trust has been accepted by Lender in the Commonwealth of Virginia.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the applicable courts for Roanoke County, Commonwealth of Virginia.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

Non-Liability of Lender. The relationship between Grantor and Lender created by this Deed of Trust is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Lender and Grantor. Grantor is exercising Grantor's own judgment with respect to Grantor's business. All information supplied to Lender is for Lender's protection only and no other party is entitled to rely on such information. There is no duty for Lender to review, inspect, supervise or inform Grantor of any matter with respect to Grantor's business. Lender and Grantor intend that Lender may reasonably rely on all information supplied by Grantor to Lender, together with all representations and warranties given by Grantor to Lender, without investigation or confirmation by Lender and that any investigation or failure to investigate will not diminish Lender's right to so rely.

Sole Discretion of Lender. Whenever Lender's consent or approval is required under this Deed of Trust, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of Lender and Lender's decision shall be final and conclusive.

Successors and Assigns. Subject to any limitations stated in this Deed of Trust on transfer of Grantor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Deed of Trust.

Waive Jury. All parties to this Deed of Trust hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Waiver of Homestead Exemption. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the Commonwealth of Virginia as to all Indebtedness secured by this Deed of Trust.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Deed of Trust. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code:

Beneficiary. The word "Beneficiary" means Freedom First Federal Credit Union, and its successors and assigns.

Borrower. The word "Borrower" means Optical Cable Corporation.

Deed of Trust. The words "Deed of Trust" mean this Deed of Trust among Grantor, Lender, and Trustee.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean individually, collectively, and interchangeably any of the events of default set forth in this Deed of Trust in the events of default section of this Deed of Trust.

Grantor. The word "Grantor" means Optical Cable Corporation.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements. The word "Improvements" means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor's obligations or expenses incurred by Trustee or Lender to enforce Grantor's obligations under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust. Specifically, without limitation, Indebtedness includes the future advances set forth in the Future Advances provision, together with all interest thereon and all amounts that may be indirectly secured by the Cross-Collateralization provision of this Deed of Trust.

Lender. The word "Lender" means Freedom First Federal Credit Union, its successors and assigns.

Note. The word "Note" means the promissory note dated April 30, 2026, in the original principal amount of $2,650,000.00 from Grantor to Lender, together with all modifications of and renewals, replacements, and substitutions for the promissory note or agreement. NOTICE TO GRANTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE.

Property. The word "Property" means the Real Property.

Real Property. The words "Real Property" mean the real property, interests and rights, as further described in this Deed of Trust.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word "Rents" means all present and future rents derived from the Property.

Trustee. The word "Trustee" means Linda Johnson, whose address is 207 Bullitt Ave, SE, Roanoke, VA 24013 and Chase Clark, whose address is 207 Bullitt Ave, SE, Roanoke, VA 24013 and any substitute or successor trustees. If more than one person is named as trustee, the word "Trustee" means each such person.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND GRANTOR AGREES TO ITS TERMS.

THIS DEED OF TRUST IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS DEED OF TRUST IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

GRANTOR:

OPTICAL CABLE CORPORATION

By: /s/ Tracy G. Smith Tracy G. Smith, Executive Vice President/Chief Financial Officer/Secretary of Optical Cable Corporation	(Seal)

CORPORATE ACKNOWLEDGMENT

STATE OF Virginia	)
) SS
COUNTY OF Roanoke	)

On this    30th                            day of   April                        , 2026    , before me, the undersigned Notary Public, personally appeared Tracy G. Smith, Executive Vice President/Chief Financial Officer/Secretary of Optical Cable Corporation , and known to me to be an authorized agent of the corporation that executed the Deed of Trust and acknowledged the Deed of Trust to be the free and voluntary act and deed of the corporation, by authority of its Bylaws or by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he or she is authorized to execute this Deed of Trust and in fact executed the Deed of Trust on behalf of the corporation.

By /s/ Heather Rivers	Residing at ____________________________________________

Notary Public in and for ____________________________	My commission expires 6/30/2029

My registration number is 00359944

_________________________________________________________________

________________________________________________________________

________________________________________________________________

LaserPro, Ver. 25.2.10.002 Copr. Finastra USA Corporation 1997, 2026. All Rights Reserved. - VA C:\MBL\CFI\LPL\G01.FC TR-9736 PR-2 (M)